PBF Energy Reports Second Quarter 2014 Results, Announces Completion
of Rail Facility Expansion and Declares Dividend of $0.30 Per Share

PARSIPPANY, NJ - August 1, 2014 - PBF Energy Inc. (NYSE: PBF) today reported second quarter 2014 Operating Income of $87.9 million versus Operating Income of $133.0 million for the second quarter of 2013. Adjusted Pro Forma Net Income for the second quarter 2014 was $34.2 million, or $0.35 per share on a fully exchanged, fully diluted basis, as described below, compared to Adjusted Pro Forma Net Income of $71.5 million, or $0.73 per share, for the second quarter 2013. Net Income attributable to PBF Energy Inc. for the quarter was $21.0 million. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF Energy indirectly owns the general partner and approximately 50.2% of the limited partnership interests.

Embedded in our reported earnings is a pre-tax LIFO ("Last In, First Out") charge of approximately $46.2 million, or $0.28 per share on an Adjusted Pro Forma basis, reflecting the rising commodity price environment during the quarter.

Throughput for the quarter averaged approximately 470,400 barrels per day, which was in-line with total guidance for the quarter. Throughput on the East Coast averaged approximately 323,800 barrels per day and throughput in the Mid-continent averaged approximately 146,600 barrels per day. Throughput in Toledo was slightly lower than expected due to an unplanned shutdown of the FCC in late June.

Tom Nimbley, PBF Energy's CEO, said, “This is PBF's third successive quarter of positive results, including a positive first six months for the East Coast. We continue to enhance our feedstock sourcing flexibility and procure the most economic barrels for processing at our facilities.” Mr. Nimbley continued, “Operations were relatively stable with only the issue at the Toledo FCC in June. The big differences in our results for this quarter versus the first quarter of 2014 were the narrower crude oil differentials and higher flat prices for feedstocks experienced in the second quarter. The narrower differentials resulted in higher or more expensive landed costs for our crude oils across all our refineries and the higher flat price environment negatively impacted the margins on our low-value products.”

During the second quarter 2014, the company discharged approximately 116,600 barrels per day of rail-delivered crudes through its East Coast system, of which 41,400 barrels per day were heavy crude oil. Economics for North American barrels sourced by rail versus waterborne barrels impacted deliveries as did the scheduling of deliveries to the light crude unloading rack ("loop track") at Delaware City.

Commenting on rail operations, Mr. Nimbley said, “We are pleased to announce that both our light and heavy crude by rail expansion projects are near, or at, completion. In fact, the new heavy unloading rack was commissioned this week and discharged approximately 25,000 barrels of heavy oil. The expansion of the loop track capacity is expected to be complete next week. Once the projects are complete, the existing rail capacity of approximately 145,000 barrels per day is expected to increase to a total of approximately 210,000 barrels per day and rail-delivered quantities of heavy and light crudes are expected to increase. The completion of these projects will enable us to pursue cost-advantaged North American crude oil in greater volumes.”

Mr. Nimbley concluded, “We successfully launched our logistics MLP in May and the offering provided additional capital to strengthen the balance sheet of PBF Energy. With the launch of the MLP and a stronger balance sheet, PBF Energy is now poised to transition from the formation phase to the growth phase of its life cycle. Moving into the third quarter, the market is challenging. We are positioning our refineries to benefit from any opportunities the market may provide and we continue to pursue opportunities to grow the business.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 27, 2014, to holders of record as of August 11, 2014.

Adjusted Pro Forma Results
Adjusted Pro Forma results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income, Adjusted Pro Forma Net Income per fully exchanged, fully diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF Energy Inc.'s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding second quarter results and other business matters on Friday, August 1, 2014, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFQ214. The audio replay will be available two hours after the end of the call through August 13, 2014, by dialing (800) 677-7085 or (402) 220-0665.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; risks relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also indirectly owns the general partner and approximately 50.2% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$5,301,709	$4,678,293	$10,048,152	$9,476,141

Costs and expenses:
Cost of sales, excluding depreciation	4,935,456	4,295,979	9,083,140	8,731,081
Operating expenses, excluding depreciation	210,722	202,583	479,621	408,599
General and administrative expenses	33,013	19,141	69,637	49,235
Loss (gain) on sale of assets	6	—	(180)	—
Depreciation and amortization expense	34,662	27,563	67,877	54,093
	5,213,859	4,545,266	9,700,095	9,243,008

Income from operations	87,850	133,027	348,057	233,133

Other income (expense):
Change in fair value of catalyst lease	(2,338)	6,820	(4,339)	5,481
Interest expense, net	(26,202)	(21,708)	(51,457)	(43,319)
Income before income taxes	59,310	118,139	292,261	195,295
Income tax expense	13,474	10,969	63,153	18,413
Net income	45,836	107,170	229,108	176,882
Less: net income attributable to noncontrolling interests	24,877	90,344	130,704	148,649
Net income attributable to PBF Energy Inc.	$20,959	$16,826	$98,404	$28,233

Net income available to Class A common stock per share:
Basic	$0.29	$0.62	$1.55	$1.12
Diluted	$0.29	$0.61	$1.54	$1.08
Weighted-average shares outstanding-basic	72,439,760	26,944,055	63,354,285	25,276,137
Weighted-average shares outstanding-diluted	73,007,156	27,706,696	63,897,712	26,110,976

Dividends per share	$0.30	$0.30	$0.60	$0.60

Adjusted pro forma net income and adjusted pro forma net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted pro forma net income	$34,223	$71,484	$174,952	$118,166
Adjusted pro forma net income per fully exchanged, fully diluted share	$0.35	$0.73	$1.80	$1.21
Pro forma shares outstanding - diluted	97,451,799	97,353,701	97,423,088	97,425,899

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30,	December 31,
	2014	2013

Cash, cash equivalents and marketable securities	$617,540	$76,970
Inventories	$1,711,851	$1,445,517
Total assets	$5,681,840	$4,413,808
Total debt	$1,045,646	$747,576
Total equity	$2,063,974	$1,715,256

Net debt to capitalization ratio	17%	28%
Total debt to capitalization ratio	34%	30%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows provided by (used in) operations	$166,057	$(40,201)
Cash flows used in investing activities	(435,139)	(112,724)
Cash flows provided by (used in) financing activities	509,656	(63,729)
Net increase (decrease) in cash and cash equivalents	240,574	(216,654)
Cash and cash equivalents, beginning of period	76,970	285,884
Cash and cash equivalents, end of period	$317,544	$69,230
Marketable securities	299,996	—
Net cash, cash equivalents and marketable securities	$617,540	$69,230

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 2)
(Unaudited, in thousands)

	Three Months Ended June 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,301,709	$7,782	$—	$(7,782)	$5,301,709
Depreciation and amortization	31,036	284	3,342	—	34,662
Income (loss) from operations	118,913	4,374	(35,437)	—	87,850
Interest expense, net	7,615	360	18,227	—	26,202
Capital expenditures	$78,877	$2,712	$887	$—	$82,476

	Three Months Ended June 30, 2013
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,678,293	$—	$—	$—	$4,678,293
Depreciation and amortization	23,961	286	3,316	—	27,563
Income (loss) from operations	157,794	(2,310)	(22,457)	—	133,027
Interest expense, net	3,561	—	18,147	—	21,708
Capital expenditures	$34,700	$4,261	$14,610	$—	$53,571

	Six Months Ended June 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$10,048,152	$7,782	$—	$(7,782)	$10,048,152
Depreciation and amortization	60,480	575	6,822	—	67,877
Income (loss) from operations	421,501	1,914	(75,358)	—	348,057
Interest expense, net	15,083	360	36,014	—	51,457
Capital expenditures	$162,476	$4,004	$6,408	$—	$172,888

	Six Months Ended June 30, 2013
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,476,141	$—	$—	$—	$9,476,141
Depreciation and amortization	47,504	450	6,139	—	54,093
Income (loss) from operations	292,915	(4,408)	(55,374)	—	233,133
Interest expense, net	6,464	—	36,855	—	43,319
Capital expenditures	$85,449	$10,173	$17,102	$—	$112,724

	Balance at June 30, 2014
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,955,125	$348,092	$386,405	$(7,782)	$5,681,840

	Balance at December 31, 2013
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$4,128,701	$29,996	$255,111	$—	$4,413,808

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 3)	2014	2013	2014	2013
Dated Brent Crude	$109.67	$102.43	$108.93	$107.50
West Texas Intermediate (WTI) crude oil	$103.05	$94.07	$100.90	$94.17
Crack Spreads:
Dated Brent (NYH) 2-1-1	$13.70	$14.67	$12.60	$13.60
WTI (Chicago) 4-3-1	$18.78	$29.26	$17.80	$27.72
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$6.62	$8.36	$8.03	$13.33
Dated Brent less Maya (heavy, sour)	$13.89	$4.59	$16.34	$7.30
Dated Brent less WTS (sour)	$13.77	$8.42	$14.40	$16.42
Dated Brent less ASCI (sour)	$9.55	$3.14	$8.65	$3.55
WTI less WCS (heavy, sour)	$20.39	$16.63	$21.04	$21.54
WTI less Bakken (light, sweet)	$4.67	$2.06	$4.23	$1.98
WTI less Syncrude (light, sweet)	$0.72	$(4.33)	$0.89	$(3.84)
Natural gas (dollars per MMBTU)	$4.58	$4.02	$4.65	$3.76

Key Operating Information
Production (barrels per day ("bpd") in thousands)	470.5	464.0	448.3	450.9
Crude oil and feedstocks throughput (bpd in thousands)	470.4	464.6	450.8	453.1
Total crude oil and feedstocks throughput (millions of barrels)	42.8	42.3	81.6	82.0
Gross refining margin per barrel of throughput (Note 4)	$8.38	$9.04	$11.73	$9.08
Operating expense per barrel of throughput (Note 5)	$4.90	$4.79	$5.87	$4.98
Crude and feedstocks (% of total throughput) (Note 6)
Heavy	15%	16%	14%	15%
Medium	43%	39%	44%	44%
Light	33%	38%	34%	33%
Other feedstocks and blends	9%	7%	8%	8%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	45%	47%	46%
Distillates and distillate blendstocks	36%	37%	37%	37%
Lubes	2%	2%	2%	2%
Chemicals	3%	3%	3%	3%
Other	14%	13%	11%	12%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014		2013	2014	2013
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	322.2		315.4	304.8	315.3
Crude oil and feedstocks throughput (bpd in thousands)	323.8		317.3	308.4	318.1
Total crude oil and feedstocks throughput (millions of barrels)	29.5		28.9	55.8	57.6
Gross refining margin per barrel of throughput (Note 4)	$6.38		$5.16	$9.84	$5.15
Operating expense per barrel of throughput (Note 5)	$4.67		$4.79	$5.92	$4.84
Crude and feedstocks (% of total throughput) (Note 6):
Heavy	21%		23%	21%	22%
Medium	48%		41%	48%	47%
Light	19%		26%	20%	21%
Other feedstocks and blends	12%		10%	11%	10%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%		44%	45%	44%
Distillates and distillate blendstocks	37%		37%	37%	38%
Lubes	2%		3%	2%	3%
Chemicals	2%		2%	2%	2%
Other	15%	15	14%	14%	13%
Total yield	100%		100%	100%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	148.3		148.6	143.5	135.6
Crude oil and feedstocks throughput (bpd in thousands)	146.6		147.3	142.4	135.0
Total crude oil and feedstocks throughput (millions of barrels)	13.3		13.4	25.8	24.4
Gross refining margin per barrel of throughput (Note 4)	$12.79		$17.42	$15.83	$18.36
Operating expense per barrel of throughput (Note 5)	$5.41		$4.79	$5.75	$5.31
Crude and feedstocks (% of total throughput) (Note 6):
Heavy	—%		—%	—%	—%
Medium	33%		35%	35%	36%
Light	63%		62%	63%	62%
Other feedstocks and blends	4%		3%	2%	2%
Total throughput	100%		100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	49%		48%	50%	49%
Distillates and distillate blendstocks	36%		37%	37%	37%
Lubes	—%		—%	—%	—%
Chemicals	5%		5%	5%	5%
Other	11%		10%	9%	9%
Total yield	101%		100%	101%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

			Three Months Ended		Six Months Ended
RECONCILIATION OF NET INCOME TO			June 30,		June 30,
ADJUSTED PRO FORMA NET INCOME (Note 1)			2014	2013	2014	2013

Net income attributable to PBF Energy Inc.			$20,959	16,826	$98,404	$28,233
	Add:	Net income attributable to the noncontrolling interest (Note 7)	22,181	90,344	128,008	148,649
	Less:	Income tax expense (Note 8)	(8,917)	(35,686)	(51,460)	(58,716)
Adjusted pro forma net income			$34,223	$71,484	$174,952	$118,166

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 9)			73,007,156	27,706,696	63,897,712	26,110,976
Conversion of PBF LLC Series A Units (Note 10)			24,444,643	69,647,005	33,525,376	71,314,923
Pro forma shares outstanding - diluted			97,451,799	97,353,701	97,423,088	97,425,899

Adjusted pro forma net income (per fully exchanged, fully diluted shares outstanding)			$0.35	$0.73	$1.80	$1.21

			Three Months Ended		Six Months Ended
RECONCILIATION OF NET INCOME TO EBITDA			June 30,		June 30,
(Note 11)			2014	2013	2014	2013

Net income			$45,836	$107,170	$229,108	$176,882
Add:	Depreciation and amortization expense		34,662	27,563	67,877	54,093
Add:	Interest expense, net		26,202	21,708	51,457	43,319
Add:	Income tax expense		13,474	10,969	63,153	18,413
EBITDA			$120,174	$167,410	$411,595	$292,707

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA (Note 11)

EBITDA			$120,174	$167,410	$411,595	$292,707
Add:	Stock based compensation		1,503	957	2,923	1,977
Add:	Non-cash change in fair value of catalyst lease obligations		2,338	(6,820)	4,339	(5,481)
Add:	Non-cash change in fair value of inventory repurchase obligations		—	(2,831)	—	(13,873)
Add:	Non-cash deferral of gross profit on finished product sales		—	(20,496)	—	(28,030)
Adjusted EBITDA			$124,015	$138,220	$418,857	$247,300

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 4)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2014		June 30, 2013
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$124,357	$2.93	$155,484	$3.68
Less: gross margin of PBFX	(7,782)	(0.18)	—	—
Add: operating expenses	210,722	4.90	202,583	4.79
Add: refinery depreciation	31,174	0.73	24,247	0.57
Gross refining margin	$358,471	$8.38	$382,314	$9.04

	Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$424,482	$5.21	$288,506	$3.52
Less: gross margin of PBFX	(7,782)	(0.10)	—	—
Add: operating expenses	479,621	5.87	408,599	4.98
Add: refinery depreciation	60,909	0.75	47,955	0.58
Gross refining margin	$957,230	$11.73	$745,060	$9.08

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted Pro Forma information is presented in this table as management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in footnotes 7 through 10.

(2) Effective with the completion of the initial public offering (or PBFX Offering) of PBF Logistics LP (or PBFX) on May 14, 2014, we now operate in two reportable segments, Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. The Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. The Logistics segment includes the operations of PBFX, a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal and the Toledo Truck Terminal. The Logistics segment's results include financial information of the predecessor of PBFX for periods presented prior to May 13, 2014, and the financial information of PBFX for the period beginning May 14, 2014, the completion date of the PBFX Offering. Prior to the PBFX Offering, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. The assets did not generate third party or intra-entity revenue and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(3) As reported by Platts.

(4) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

(5) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(6) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

(7) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc. as if such members had fully exchanged their Series A Units for shares of the company's Class A common stock.

(8) Represents an adjustment to reflect the company's current statutory corporate tax rate of approximately 40.2% applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 7.

(9) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF Energy Company LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method. Common stock equivalents excludes the effects of options to purchase 1,867,500 and 1,952,500 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and six months ended June 30, 2014, respectively. Common stock equivalents excludes the effects of options to purchase 731,250 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and six months ended June 30, 2013, respectively.

(10) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 7.

(11) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.